 Exhibit 99.1

FORM 3
JOINT FILER INFORMATION

Name of "Reporting Persons":    Norwest Venture Partners X, LP
     Norwest Venture Partners VII-A, LP
                                 Promod Haque
                                 Matthew Howard
     Jeffrey Crowe

Address:                         525 University Avenue, Suite 800
     Palo Alto, CA  94301

Designated Filer:   Promod Haque

Issuer and Ticker Symbol:  Cyan, Inc. (CYNI)

Date of Earliest Transaction:  May 8, 2013

Each of the following is a Joint Filer with Promod Haque and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

Norwest Venture Partners X, LP ("NVP X") is the record holder of the shares reported in Lines 1 through 7. Norwest Venture Partners VII-A, LP ("NVP VII-A") is the record holder of the shares reported on Line 8. Promod Haque, Matthew Howard, and Jeffrey Crowe are Co-Chief Executive Officers of NVP Associates, LLC ("NVP Associates"), the managing member of the general partners of NVP X and NVP VII-A. By virtue of such position, Mssrs. Haque, Howard and Crowe may be deemed to beneficially own the shares held of record by NVP X and NVP VII-A.

All Reporting Persons disclaim beneficial ownership of shares of Cyan, Inc. stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Promod Haque as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

      NORWEST VENTURE PARTNERS X, LP
      By:  Genesis VC Partners X, LLC
       Its General Partner
      By:  NVP Associates, LLC
       Its Managing Member

      By: /s/ Kurt Betcher
      Its Chief Financial Officer

      NORWEST VENTURE PARTNERS VII-A, LP
      By:  Itasca VC Partners VII-A, LLC
       Its General Partner
      By:  NVP Associates, LLC
       Its Managing Member

      By: /s/ Kurt Betcher
      Its Chief Financial Officer

      By: /s/ Kurt Betcher
PROMOD HAQUE
By: Kurt L. Betcher, as Attorney-in-Fact

                                    By: /s/ Kurt Betcher
                                    MATTHEW HOWARD
                                    By: Kurt L. Betcher, as Attorney-in-Fact

                                    By: /s/ Kurt Betcher
                                    JEFFREY CROWE
                                    By: Kurt L. Betcher, as Attorney-in-Fact